EXHIBIT 99.1

NEWS RELEASE

Broadcom Business Press Contact Bill Blanning Sr. Director, Corporate Communications 949-926-5555 blanning@broadcom.com	Broadcom Financial Analyst Contact T. Peter Andrew Sr. Director, Investor Relations 949-926-5663 pandrew@broadcom.com

Broadcom Reports First Quarter 2004 Results

Conference Call to be Webcast Today at 1:45 p.m. Pacific Time

IRVINE, Calif. – April 22, 2004 – Broadcom Corporation (Nasdaq: BRCM) today reported financial results for its first fiscal quarter ended March 31, 2004.

Net revenue for the first quarter of 2004 was a record $573.4 million, an increase of 19.7% from the $479.1 million reported for the fourth quarter of 2003 and an increase of 75.1% from the $327.5 million reported for the first quarter of 2003. Net income computed in accordance with generally accepted accounting principles (GAAP) for the first quarter of 2004 was $39.9 million, or $.12 per share (diluted), compared with GAAP net income of $6.1 million, or $.02 per share (diluted), for the fourth quarter of 2003, and a GAAP net loss of $67.9 million, or $.25 per share (basic and diluted), for the first quarter of 2003.

Broadcom reports net income (loss) and basic and diluted net income (loss) per share in accordance with U.S. GAAP and additionally on a non-GAAP basis, referred to as pro forma, which excludes stock-based compensation expense, amortization of purchased intangible assets, employer payroll tax expense on certain stock option exercises, certain charges such as impairment of goodwill and other intangible assets, stock option exchange expense, settlement costs, in-process research and development and restructuring costs, gains or losses on strategic investments, non-operating gains, valuation allowance on deferred tax assets, and related income tax effects.

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Broadcom Reports First Quarter 2004 Results

After excluding the charges, gains and effects included in GAAP reporting, pro forma net income for the first quarter of 2004 was $98.8 million, or $.29 per share (diluted). This compares with pro forma net income of $61.3 million, or $.19 per share (diluted), for the fourth quarter of 2003, and pro forma net income of $17.0 million, or $.06 per share (diluted), for the first quarter of 2003.

Both GAAP and pro forma net income per share for the first quarter of 2004 were based on 342.6 million weighted average shares outstanding (diluted). Both GAAP and pro forma net income per share for the fourth quarter of 2003 were based on 330.8 million weighted average shares outstanding (diluted). GAAP net loss per share for the first quarter of 2003 was based on 276.3 million weighted average shares outstanding (basic and diluted) and pro forma net income per share for the first quarter of 2003 was based on 289.0 million weighted average shares outstanding (diluted).

Broadcom believes pro forma reporting provides meaningful insight into the company’s on-going economic performance and therefore uses pro forma reporting internally to evaluate and manage the company’s operations. Broadcom has chosen to provide this supplemental information to investors to enable them to perform additional comparisons of operating results and to illustrate the results of on-going operations. A reconciliation of GAAP net income (loss) to pro forma net income appears in the financial statements portion of this release.

“Convergence trends within the communications sector continue to present expanded market opportunities for Broadcom. By continuing our emphasis on execution and innovation, Broadcom has been able to attain record revenue levels and generate strong revenue growth on both a sequential and a year-over-year basis,” said Alan E. Ross, Broadcom’s President and CEO. “This strong revenue growth, combined with our ongoing focus on tight cost controls, enabled us to improve many of our profitability metrics. We also increased cash and marketable securities on hand by $123.3 million during the quarter.”

Broadcom’s record revenue of $573.4 million in the first quarter of 2004 reflected revenue increases generated across all four of its business groups on a sequential and year-over-year

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Broadcom Reports First Quarter 2004 Results

basis. The strongest revenue growth on a sequential basis was experienced in the company’s Broadband Communications and Mobile & Wireless business groups. During the quarter Broadcom also began shipments of new products to enter into or expand its position within a variety of end markets, including the markets for enterprise-class RAID and Fibre Channel storage, digital television and personal storage applications.

Following is a review of selected key accomplishments and progress of the company related to the first quarter of 2004:

Broadcom continued to experience solid growth in the Gigabit Ethernet networking infrastructure market, driven by its leading market share position in both physical layer devices and switches. In addition to the continued ramp of Gigabit Ethernet, Broadcom’s Fast Ethernet products experienced record results, reflecting the continued adoption of switching technologies into new products such as wireless, cable and DSL gateways and strong international demand.

In Fibre Channel storage, taking advantage of the migration of one and two gigabit per second (Gbps) solutions to four Gbps solutions, Broadcom announced a family of interconnect products for next generation switches and hard drive storage arrays. These products include advanced diagnostics to help detect and recover from signal impairments to greatly improve the reliability, availability and serviceability of storage area networks.

To address customers’ need for increased security within a variety of wired and wireless connected devices, Broadcom licensed Infineon’s TPM (trusted platform module) management software for use with Broadcom® TPM hardware products to provide a complete Trusted Computing Group security solution. The company recently began shipping samples of Gigabit Ethernet controller devices integrating TPM functionality.

In an effort to drive the adoption of Gigabit Ethernet technology within small business and consumer markets, Broadcom introduced its NetLink™ family of Gigabit Ethernet controllers. Built on five generations of field-proven Broadcom controller technology, the NetLink controllers provide reliable and robust performance that is optimized to meet the needs of the

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Broadcom Reports First Quarter 2004 Results

small business and consumer markets. Leading original equipment manufacturer and original design manufacturer customers are working with Broadcom to promote the adoption of this advanced technology.

Within the server I/O and storage markets, Broadcom significantly expanded its server storage solutions in the first quarter through the acquisition of RAIDCore, Inc., a company focused on the development of RAID (redundant array of inexpensive disks) and virtualization software. When paired with Broadcom’s current and future products incorporating the SATA (serial advanced technology attachment) and SAS (serial attached SCSI) interfaces, RAIDCore™ products will provide a complete solution for single and dual processor servers. In addition to marketing enterprise-class RAID solutions to its existing customer base, Broadcom signed an agreement with Bell Microproducts to distribute Broadcom’s RAIDCore SATA-based RAID solutions to small-to-medium sized business resellers throughout North America, South America and Europe.

Leveraging nearly 13 years of experience and investment in advanced set-top box technologies, Broadcom announced its entry into the consumer television market. The first in a family of products to emerge from this effort was the industry’s first single-chip, dual channel HD (high definition) video/audio/graphics and PVR (personal video recorder) solution for digital televisions, as well as for cable and satellite set-top boxes and HD-DVD players. This single-chip solution also supports the delivery of HD broadcasting to multiple televisions in the home, enabling separate HD programs with picture-in-picture and other audio and video features often found only in high-end television products, at prices targeted for the consumer television market.

Within the wireless LAN market, the continuing transition from IEEE 802.11b to higher speed 802.11g products enabled Broadcom to become the leading supplier of wireless LAN semiconductor products, based on revenue, in the fourth quarter of 2003. Much of this success can be attributed to the company’s success within the higher speed 802.11g market, which Broadcom entered in November 2002. Highlighting this achievement, Broadcom announced in early January 2004 that cumulative unit shipments of its 802.11g based products had surpassed

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Broadcom Reports First Quarter 2004 Results

the 11 million chipset milestone. The company continues to gain momentum by delivering complete wireless solutions to leading wireless LAN vendors, notebook PC manufacturers and broadband modem suppliers, including Acer, Ambit, Apple, Asus, Belkin, Buffalo, Dell, Efficient Networks, Fujitsu, Gateway/eMachines, Gemtek, Hewlett-Packard, Linksys/Cisco, Thomson, Microsoft, Motorola, US Robotics and others.

Broadcom was also among the first companies to deliver a Wi-Fi solution approved for Cisco Compatible Extensions V2. This certification helps ensure that notebook PCs and other wireless devices based on Broadcom’s technology support the advanced features that Cisco has incorporated into its Aironet® series of access points and other wireless LAN infrastructure components.

During the first quarter, Broadcom also began to ship an 802.11g standard-plus solution that provides up to 40 percent greater throughput than typical standard 802.11g systems without causing interference to other wireless devices. These enhancements are based on standards-friendly techniques to increase the efficiency of wireless transmission without the interference problems of certain alternative technologies that promise 108 megabit per second (Mbps) performance. Customers such as Linksys, Belkin, Buffalo and others have announced products incorporating Broadcom’s new technology.

Showcasing Broadcom’s unique ability to mix and match its various wireless technologies, at the 3GSM World Congress tradeshow the company demonstrated the first combination WCDMA/EDGE/GPRS PC card featuring Class 10 EDGE and WCDMA functionality. Major mobile infrastructure providers including Ericsson, Nortel and Siemens showcased EDGE infrastructure products employing Broadcom’s technology as the client EDGE reference platform. Also, within the personal area networking sector, Broadcom demonstrated a platform highlighting the seamless hardware and software integration of Bluetooth® networking with its BCM2132 EDGE cellular processor and its single-chip wireless LAN with packet-based voice technology, yielding a two-chip solution for voice over wireless LAN phone handsets.

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Broadcom Reports First Quarter 2004 Results

Expanding the scope of Broadcom’s mission of “Connecting everything®”, Johnson Controls selected the company’s single-chip Bluetooth solution for its hands-free telematics system used in automotive applications. Automotive manufacturers are adopting Bluetooth as a convenient, affordable way to bundle together electronic systems within vehicle interiors.

In the first quarter, Broadcom also expanded its Internet Protocol (IP) phone engine solutions by introducing new products specifically designed for the emerging consumer IP phone and appliance markets, including products for residential, SOHO (small office / home office) and small-to-medium sized business voice over IP applications. In recent months a number of service providers have made announcements regarding VoIP services to residential and small-to-medium sized business users. To help accelerate this market adoption, Broadcom developed a highly integrated silicon solution to accommodate the needs of more cost sensitive devices such as residential terminal adapters (TA).

Showcasing Broadcom’s continued ability to enter new markets, the company introduced its new network storage processor single-chip solution, enabling a new class of low-cost and easy to use network attached storage devices for the home and small-to-medium sized business markets. The network attached storage system-on-a-chip (NASoC) solution was specifically designed to enable simple installation, storage expansion, data backup and redundancy of data over a wired or wireless network.

“Our first quarter results highlight the leverage from which Broadcom is able to benefit in terms of revenue, profitability and time to enter new markets given the depth and breadth of our products and intellectual property within the broadband communications markets,” Mr. Ross continued. “Our goals for 2004 and beyond are to continue to make our customer experience the best in the industry, scale all aspects of our organization, and continue our record of superior engineering execution.”

Broadcom will conduct a conference call with analysts and investors to discuss its first quarter 2004 financial results and current financial prospects today at 1:45 p.m. Pacific Time (4:45 p.m.

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Broadcom Reports First Quarter 2004 Results

Eastern Time). The company will broadcast the conference call via webcast over the Internet. To listen to the webcast, or to view the press release or the financial or other statistical information required by SEC Regulation G, please visit the Investors section of the Broadcom web site at www.broadcom.com/investors. The webcast will be recorded and available for replay until 5:00 p.m. Pacific Time on Thursday, May 6, 2004.

About Broadcom

Broadcom Corporation is a leading provider of highly integrated semiconductor solutions that enable broadband communications and networking of voice, video and data services. We design, develop and supply complete system-on-a-chip (SoC) solutions incorporating digital, analog and radio frequency (RF) technologies, as well as related hardware and software system-level applications. Our diverse product portfolio addresses every major broadband communications market and includes solutions for digital cable and satellite set-top boxes; high definition television (HDTV); cable and DSL modems and residential gateways; high-speed transmission and switching for local, metropolitan, wide area and storage networking; home and wireless networking; cellular and terrestrial wireless communications; Voice over Internet Protocol (VoIP) gateway and telephony systems; broadband network and security processors; and SystemI/O™ server solutions. These technologies and products support our core mission: Connecting everything®.

Broadcom is headquartered in Irvine, Calif., and may be contacted at 1-949-450-8700 or at www.broadcom.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

All statements included or incorporated by reference in this release and in the related conference call for analysts and investors, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” similar expressions, and variations or negatives of these words. These forward-

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Broadcom Reports First Quarter 2004 Results

looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Important factors that may cause such a difference for Broadcom include, but are not limited to, general economic and political conditions and specific conditions in the markets we address, including the continuing volatility in the technology sector and semiconductor industry, trends in the broadband communications markets in various geographic regions, and possible disruption in commercial activities related to terrorist activity or armed conflict in the United States and other locations; our ability to scale our operations in response to increases in demand for our products and services; the availability and pricing of third party semiconductor foundry and assembly capacity and raw materials; the timing, rescheduling or cancellation of significant customer orders and our ability, as well as the ability of our customers, to manage inventory; the rate at which our present and future customers and end-users adopt Broadcom’s technologies and products in our target markets; delays in the adoption and acceptance of industry standards in those markets; competitive pressures and other factors such as the qualification, availability and pricing of competing products and technologies and the resulting effects on sales and pricing of our products; our ability to retain and hire key executives, technical personnel and other employees in the numbers, with the capabilities, and at the compensation levels needed to implement our business and product plans; fluctuations in the manufacturing yields of our third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products; the risks of producing products with new suppliers and at new fabrication and assembly facilities; the loss of a key customer; our ability to specify, develop or acquire, complete, introduce, market and transition to volume production new products and technologies in a timely manner; the effects of new and emerging technologies; the timing of customer-industry qualification and certification of our products and the risks of non-qualification or non-certification; the volume of our product sales and pricing concessions on volume sales; changes in our product or customer mix; intellectual property disputes and customer indemnification claims, settlements and other types of litigation risk; the quality of our products and any remediation costs; problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration; the effectiveness of our ongoing expense and product cost control and reduction efforts; the risks and uncertainties associated with our international operations, particularly in light of recent events; the effects of natural disasters, public health emergencies, international conflicts and other events beyond our control; the level of orders received that can be shipped in a fiscal quarter; and other factors.

Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release and in the related conference call for analysts and investors speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

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Broadcom Reports First Quarter 2004 Results

Broadcom® the pulse logo, Connecting everything®, NetLink™ and SystemI/O™ are trademarks of Broadcom Corporation and/or its affiliates in the United States and certain other countries. Aironet® is a trademark of Cisco Systems, Inc. Bluetooth® is a trademark of the Bluetooth SIG. Any other trademarks or tradenames mentioned are the property of their respective owners.

BROADCOM CORPORATION
Unaudited GAAP Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2004	2003
Net revenue	$573,406	$327,464
Cost of revenue (1)	283,481	172,020

Gross profit	289,925	155,444
Operating expense:
Research and development (2) (3)	118,949	103,123
Selling, general and administrative (2) (3)	52,095	41,359
Stock-based compensation (4)	27,757	68,828
Amortization of purchased intangible assets (4)	—	1,532
Settlement costs	19,000	—
Impairment of intangible assets	18,000	—
In-process research and development	2,260	—
Restructuring costs	—	767

Income (loss) from operations	51,864	(60,165)
Interest income, net	1,903	2,190
Other expense, net	(992)	(616)

Income (loss) before income taxes	52,775	(58,591)
Provision for income taxes	12,911	9,315

Net income (loss)	$39,864	$(67,906)

Net income (loss) per share (basic)	$.13	$(.25)

Net income (loss) per share (diluted)	$.12	$(.25)

Weighted average shares (basic)	309,019	276,317

Weighted average shares (diluted)	342,598	276,317

Notes:
(1) Cost of revenue includes the following:
Stock-based compensation expense	$671	$2,527
Amortization of purchased intangible assets	2,092	6,053
Employer payroll tax expense on certain stock option exercises	62	2

	$2,825	$8,582

(2) Stock-based compensation expense is excluded from the following (and presented as a separate line item):
Research and development expense	$24,056	$50,933
Selling, general and administrative expense	3,701	17,895

	$27,757	$68,828

Amortization of purchased intangible assets is excluded from the following (and presented as a separate line item):
Research and development expense	$—	$815
Selling, general and administrative expense	—	717

	$—	$1,532

(3) Employer payroll tax expense on certain stock option exercises is included in the following:
Research and development expense	$821	$90
Selling, general and administrative expense	323	19

	$1,144	$109

(4) Primarily represents non-cash acquisition-related expenses charged to operations.

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BROADCOM CORPORATION
Unaudited Reconciliation of Pro Forma Non-GAAP Adjustments
(In thousands)

The following represents a reconciliation (unaudited) of GAAP net income (loss) to pro forma non-GAAP net income.

	Three Months Ended
	March 31,
	2004	2003
GAAP net income (loss)	$39,864	$(67,906)
Acquisition-related and other special charges:
Stock-based compensation	28,428	71,355
Amortization of purchased intangible assets	2,092	7,585
Employer payroll tax expense on certain stock option exercises	1,206	111
Settlement costs	19,000	—
Impairment of intangible assets	18,000	—
In-process research and development	2,260	—
Restructuring costs	—	767
Non-operating gains	(322)	—
Income tax effects	(11,778)	5,069

Pro forma non-GAAP net income	$98,750	$16,981

Pro Forma Non-GAAP Adjustments

The above pro forma non-GAAP adjustments are based upon our unaudited consolidated statements of operations for the periods shown. These adjustments are not in accordance with, or an alternative for, U.S. Generally Accepted Accounting Principles (GAAP). However, Broadcom believes pro forma non-GAAP reporting provides meaningful insight into the company’s on-going economic performance and therefore uses pro forma non-GAAP reporting internally to evaluate and manage the company’s operations. Broadcom has chosen to provide this supplemental information to investors to enable them to perform additional comparisons of operating results and to illustrate the results of on-going operations.

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BROADCOM CORPORATION
Unaudited Pro Forma Non-GAAP Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2004	2003
Net revenue	$573,406	$327,464
Cost of revenue	280,656	163,438

Gross profit	292,750	164,026
Operating expense:
Research and development	118,128	103,033
Selling, general and administrative	51,772	41,340

Income from operations	122,850	19,653
Interest income, net	1,903	2,190
Other expense, net	(1,314)	(616)

Income before income taxes	123,439	21,227
Provision for income taxes	24,689	4,246

Pro forma non-GAAP net income	$98,750	$16,981

Pro forma non-GAAP net income per share (basic)	$.32	$.06

Pro forma non-GAAP net income per share (diluted)	$.29	$.06

Weighted average shares (basic)	309,019	276,317

Weighted average shares (diluted)	342,598	288,982

Pro Forma Non-GAAP Only

The above pro forma non-GAAP statements are based upon our unaudited consolidated statements of operations for the periods shown, with certain adjustments. This presentation is not in accordance with, or an alternative for, U.S. Generally Accepted Accounting Principles (GAAP) and may not be consistent with the presentation used by other companies. However, Broadcom believes pro forma non-GAAP reporting provides meaningful insight into the company’s on-going economic performance and therefore uses pro forma non-GAAP reporting internally to evaluate and manage the company’s operations. Broadcom has chosen to provide this supplemental information to investors to enable them to perform additional comparisons of operating results and to illustrate the results of on-going operations.

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BROADCOM CORPORATION
Unaudited GAAP Condensed Consolidated Balance Sheets
(In thousands)

	March 31,	December 31,
	2004	2003
ASSETS
Current assets:
Cash and cash equivalents	$611,752	$558,669
Short-term marketable securities	81,207	47,296
Accounts receivable, net	234,210	220,124
Inventory	145,235	104,047
Prepaid expenses and other current assets	86,480	65,667

Total current assets	1,158,884	995,803
Property and equipment, net	128,776	142,113
Long-term marketable securities	72,715	36,405
Goodwill	829,200	827,652
Purchased intangible assets, net	7,005	6,667
Other assets	17,356	8,982

Total assets	$2,213,936	$2,017,622

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$231,067	$219,064
Wages and related benefits	44,013	33,965
Deferred revenue	1,288	963
Accrued liabilities	275,381	249,584

Total current liabilities	551,749	503,576
Commitments and contingencies
Long-term liabilities	27,757	24,241
Shareholders’ equity	1,634,430	1,489,805

Total liabilities and shareholders’ equity	$2,213,936	$2,017,622

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